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EXHIBIT 21.1

NAME OF SUBSIDIARY                     STATE OF INCORPORATION
------------------                     ----------------------
Metrocall, Inc.                        Delaware
Metrocall USA, Inc.                    Delaware
Metrocall Ventures, Inc.               Delaware